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September 13, 2010
Barclays Capital
2010 Global Financial Services Conference

Forward-Looking Statements
This presentation contains statements that relate to the projected performance of Zions Bancorporation and elements of or affecting such performance, including statements with respect to the beliefs, plans, objectives, goals, guidelines, expectations, anticipations and estimates of management. These statements constitute forward-looking information within the meaning of the Private Securities Litigation
Reform Act. Actual facts, determinations, results or achievements may differ materially from the statements provided in this presentation since such statements involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to:
competitive pressures among financial institutions; economic, market and business conditions, either nationally or locally in areas in which Zions Bancorporation conducts its operations, being less favorable than expected; changes in the interest rate environment reducing expected interest margins;
changes in debt, equity and securities markets; adverse legislation or regulatory changes; and other factors described in Zions Bancorporation’s most recent annual and quarterly reports. In addition, the statements contained in this presentation are based on facts and circumstances as understood by management of the company on the date of this presentation, which may change in the future. Zions
Bancorporation disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings.

Agenda
Overview of Zions Key Performance Drivers –Capital –Credit Quality –Term Commercial Real Estate –Revenue Outlook Summary

A Collection of Great Banks
Asset and deposit balances as of 2Q 2010; Deposit market share as of 2009

Multi-Bank Business Model: Competitive Strengths
▪ Direct customer access to local decision makers
▪ Cross-pollination of ideas between banks
 – CEOs & division managers meet frequently to compare best practices, opportunities, and resolve “intramural” issues
▪ Community bank feel - local marketing and branding
▪ Superior lending capacity relative to community banks
▪ Centralization of processing and other non-customer facing elements of the business
▪ Established market-leading small business lender
 – Leading SBA Lender
 • Largest SBA portfolio relative to overall size of loan book
 – Superior treasury management products & services (Greenwich survey)
▪ Local “ownership” of market opportunities and challenges

Small Business Banking:
National Awards:
• Overall Satisfaction
• Relationship Manager Performance
• Financial Stability
• Overall Treasury Management
Regional Awards:
• Overall Satisfaction - West
• Overall Satisfaction - Treasury Management -
 West
What Others Say About Us
2009 Greenwich Excellence Awards
in Small Business and Middle Market Banking
Middle Market Banking
National Awards:
• Overall Satisfaction
• Personal Banking
• Relationship Manager Performance
• Credit Policy
• Financial Stability
• Overall Treasury Management
• Accuracy of Operations
• Customer Service
• Treasury Product Capabilities
Regional Awards:
• Overall Satisfaction - West
• Overall Satisfaction - Treasury Management - West

Core net income excludes items that are one time or non-recurring in nature. Examples include costs associated with subordinated debt conversion, special FDIC assessments, merger expenses, etc. Incorporated in the Appendix of this presentation is the detail which supports our
Core Net Income Before Tax calculations.
Core Net Income Before Tax

C&I
48%
Consumer
17%
CRE
32%
*Includes FDIC supported assets
Strong Focus on Business Banking - Loan & Profit Mix
Loan Portfolio as of 2Q10
▪Commercial Loans: 80%
▪Retail & Other Loans: 20%

Agenda
Overview of Zions Key Performance Drivers –Capital –Credit Quality –Term Commercial Real Estate –Revenue Outlook Summary

Source: SNL as of 2Q 2010
Note: Peer group includes U.S. regional banks with assets greater than $20 billion and less than $200 billion plus footprint competitors WFC and
USB
ZION Pro-Forma ratio incorporates effect of lower regulatory risk weighting on the banks trust preferred CDOs per the total return swap agreement with Deutsche Bank AG, as executed during 3Q10
Tier 1 + Reserves as a % of Risk-Weighted Assets

Tier 1 Common + Reserves as a % of Risk-Weighted Assets
Source: SNL as of 2Q 2010
Note: Peer group includes U.S. regional banks with assets greater than $20 billion and less than $200 billion plus footprint competitors WFC and
USB
ZION Pro-Forma ratio incorporates effect of lower regulatory risk weighting on the banks trust preferred CDOs per the total return swap agreement with Deutsche Bank AG, as executed during 3Q10

Agenda
Overview of Zions Key Performance Drivers –Capital –Credit Quality –Term Commercial Real Estate –Revenue Outlook Summary

Credit Quality Trends
*Annualized
Zions excludes FDIC supported assets
Note: Peer group includes U.S. publicly traded regional banks with assets greater than $20 billion and less than $200 billion plus footprint competitors WFC and USB
Source: SNL
NPAs + Greater than 90 Days
Delinquent / Loans + OREO
Net Charge-offs as
a % of Loans*

Note: Peer group includes U.S. publicly traded regional banks with assets greater than $20 billion and less than $200 billion plus footprint competitors WFC and USB.
Source: SNL as of YTD 2Q10
Net Charge Offs - By Loan Type
Percentage of Zions
Total Loans

Consolidated Non-Accrual Loans
*September 2010 data reflects actual data from July and August 2010 grossed up to quarterly equivalent

Gross New Non-Accrual Loans
Total & Products Based on Outstanding Balance
*September 2010 data reflects actual data from July and August 2010 grossed up to quarterly equivalent
Excludes FDIC supported loans

Agenda
Overview of Zions Key Performance Drivers –Capital –Credit Quality –Term Commercial Real Estate –Revenue Outlook Summary

Change in CRE Loans Outstanding in $billions (4Q07 to 2Q10)

Term CRE Maturity Stratification

reappraisals are by policy conducted when a loan is downgraded to special mention and periodically thereafter as warranted by market conditions
Percentage of Loans within each bucket that are Non-Accrual
2.3%	1.7%	2.0%	5.9%	21.6%	4.1%	20.3%
• Zions rarely approves loans with LTV
 ratios > 80%; most loans shown in
 the 80%-100%+ categories are the
 result of recent appraisals.

Macroeconomic Data - MIT’s Transaction Based Index
• Property prices have
 appreciated at a CAGR of 3.1%
 during the past 10 years
• Prices are now back to 2Q05
 levels

Term CRE
Updated LTV Stratification (2Q10)
The MIT Transaction Based Index is a national index that has been applied to Zions’ mostly regional CRE Portfolio
Percentage of Loans within each bucket that are Non-Accrual
2.9%	2.6%	3.6%	5.6%	6.7%	2.5%	9.6%
• By attaching each loan to the
 TBI index as of the date of the
 loans last appraisal we can see
 an estimate of the updated LTV
 ratios of the portfolio

Agenda
Overview of Zions Key Performance Drivers –Capital –Credit Quality –Term Commercial Real Estate –Revenue Outlook Summary

Net Interest Margin
Note: Core NIM of 4.14% used for Zions NIM, which excludes sub debt amortization expense and accretion of interest income on acquired loans
Peer group includes U.S. publicly traded regional banks with assets greater than $20 billion and less than $200 billion plus footprint competitors WFC and USB. Peer group not adjusted for accretion of interest income on FDIC acquired loans
Source: SNL as of 2Q 2010
Strong NIM
Driven in part by Strong Demand
Deposits

Core NIM Trends
• Zions expects net interest
 sensitive income to increase
 between 4.2% and 7.2% if interest
 rates were to rise 200 bps*
Core NIM (excludes discount accretion) has been generally stable
• 1Q09 experienced a temporary dip partially due to an intentional build-up of excess liquidity during the significant turmoil during late 2008/early 2009.
• Large senior note issuance in September 2009 had about 8 bps adverse impact on the core NIM in 4Q09.
• Disproportionately large cash balances adversely affecting NIM. Excluding the effects of cash, the core NIM expanded by approximately 5 bps in 2Q10
*Assumes a parallel shift in the yield curve; key assumptions include a slow and a fast deposit repricing response (i.e. if deposit rates are slow to increase Zions expects a 7.2% increase in interest sensitive income, and if deposits were to reprice quickly Zions expects a 4.2% increase in interest sensitive income)
Due to the extinguishment/ reissuance of subordinated debt in June 2009, Zions experiences non-cash discount accretion, which increases interest expense, reducing GAAP NIM

Agenda
Overview of Zions Key Performance Drivers –Capital –Credit Quality –Term Commercial Real Estate –Revenue Outlook Summary

Near Term Objectives
▪ Reduce problem credits
 – Continued intense focus on workouts
 – On the margin, increase the use of A/B note structure
▪ Increase lending activity
 – Additional emphasis on government guaranteed lending programs
 – Marginally increase consumer lending (e.g. jumbo mortgage)
▪ Reduce excess cash balances
 – Increase use of off-balance sheet sweep accounts for business checking
 – Lower interest rates on interest bearing accounts

Outlook Summary
▼►	Loans
▼	Deposits (1)
▼	Nonperforming Assets
▼	Credit Costs
▲	GAAP Net Interest Margin (2)
◄▼	Core Net Interest Margin (2)
◄►	Core Non-interest Expense (3)
◄►	OTTI
◄▲	Capital Ratios
1) Reduction of non-interest bearing DDA via use of sweep accounts and reduction of highest cost interest bearing deposits
2) Significantly less accelerated amortization of sub debt discount in 3Q10 (~$27.5 million, or approximately 23-24 bps NIM impact) compared to 2Q10 ($60.5 million, or 52 bps NIM impact); slight pressure on core NIM attributable primarily to higher average cash balances in 3Q10 compared to 2Q10.
3) GAAP non-interest expense expected to be adversely impacted in 3Q10 due to the expensing the majority of the total return swap cost for next 12 months (~$35 million); other expenses expected to be generally stable

Appendix

Asset Sensitivity
▪ Fixed-rate loans:
 – Approximately one quarter of portfolio
 – Duration of about 1.5 years
▪ Variable-rate loans:
 – Approximately three quarters of portfolio
 – Floors on approximately 48% of variable-rate loans
 – Swaps: $545 million (Pay Floating, Receive Fixed)
 • Continual reduction of interest rate swaps (increasing asset sensitivity)

Loans with Floors (as of 6/30/10)
▪ The total amount of loans with
 floors that are in-the-money
 equal approximately $7.8B

CDO Portfolio Summary
▪ Credit-related OTTI losses in 2Q10: $18.1 million
 – Approximately 90% of these losses came from original A and BBB rated CDOs
▪ Noncredit-related losses on securities in 2Q10: $1.5 million
 – Recognized in OCI
*Table includes $2.2 billion par value of CDOs that are backed predominantly by bank trust preferred securities. The par value of all Bank & Insurance backed CDOs is $2.7 billion

CDO Stress Testing - OTTI
“Deterioration in PDs %” means that the default
curve applied to the performing collateral of
each deal is made worse by the percentage
indicated. Thus a deal with a default curve of
5% stressed to a 25% “Deterioration in PDs %”
would have a 6.25% default probability curve
applied to it, a deal with 20% would go to 25%
and so forth. A “Deterioration in PDs %” stress
of 100% would double the PD curve being
applied to a deal's collateral.
Moderate Stress - The PD curve that was
applied to the performing collateral of each
CDO deal in the 2Q10 pricing run is increased
by the % indicated and the resultant values
were used to estimate OTTI losses. The
Moderate Stress Scenario at 100% would result
in approximately $118 million of pre-tax OTTI
losses.
Adverse Stress - Incorporates all of the
deterioration of PDs applied to the performing
collateral, but also stresses the PDs applied to
collateral in deferral by the same deterioration
percentages. PDs on deferring collateral are
used to estimate the value of the potential for
this collateral to cure in the future through
recovery or re-performance.
Extreme Stress - This is a very severe stress
scenario that uses the “Moderate Stress”
assumptions for performing collateral, but also
immediately defaults all deferring collateral
instantly with no recovery and no probability to
re-perform in the future.

CDO Stress Testing - Capital
 ▪ Under various stress
 scenarios, Zions’ modeling
 indicates that OCI
 (accumulated other
 comprehensive income) would
 erode, although at a
 significantly lower amount
 than OTTI (other than
 temporary impairment).
 ▪ Under the moderate stress
 scenario at 100% greater
 PDs, OTTI incurred would be
 approximately $118 million
 pre-tax (see previous slide).
 Under that same moderate
 stress scenario at 100%
 greater PDs, OCI would only
 deteriorate by approximately
 $33 million after-tax.

History of Bank Deferrals & Defaults in Zions’ CDOs
As of 9-9-10

Core Net Income Before Tax Detail

13 September 2010